UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 9, 2007

3D SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-22250	95-4431352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Three D Systems Circle
Rock Hill, South Carolina	29730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (803) 326-3900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

As of February 9, 2007 and effective February 1, 2007, 3D Systems Corporation (the “Company”) entered into the Fourth Amendment to Loan and Security Agreement (“Amendment No. 4”) with Silicon Valley Bank (the “Bank”), 3D Systems, Inc. and the other parties thereto pursuant to which the parties agreed to amend Section 6.2 of the Loan and Security Agreement (the “Loan and Security Agreement”) dated as of June 30, 2004 (as previously amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3) relating to the credit facility between the Company and the Bank.

The Company has complied with the requirements of Section 6.2, as amended by Amendment No. 4, that the Company deliver its quarterly financial statements for the quarter ending September 30, 2006 and certain other documents to the Bank on or before February 8, 2007.

The foregoing summary is subject to an qualified in its entirety by the terms of the Amendment No. 4 attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Fourth Amendment to Loan and Security Agreement dated as of February 9, 2007 among Silicon Valley Bank, 3D Systems Corporation, 3D Systems, Inc. and the other parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: February 13, 2007
By: /s/ Robert M. Grace, Jr.
(Signature)
Name: Robert M. Grace, Jr.
Title: Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fourth Amendment to Loan and Security Agreement dated as of February 9, 2007 among Silicon Valley Bank, 3D Systems Corporation, 3D Systems, Inc. and the other parties thereto.